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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-105869, 333-96979, 333-65570, 333-51984, 333-40590, 333-81883, 333-71809,
333-69395, 333-44217 and 333-35569 of Impax Laboratories, Inc. on Form S-3 and in Registration Statement Nos. 333-107869, 333-89098, 333-57304, 333-37968,
333-79265, 333-58345 and 333-41595 of Impax Laboratories, Inc. on Form S-8 of our report dated March 10, 2004, appearing in this Annual Report on Form 10-K of Impax Laboratories, Inc. for the year ended December 31, 2003.


Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 12, 2004